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                                                                    EXHIBIT 99.1


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


GLORIA G. HAFT, ROBERT M. HAFT,                    )
and LINDA G. HAFT,                                 )
                                                   )
                                  Petitioners,     )
                                                   )
               v.                                  )      Civil Action No. _____
                                                   )
LARRY G. SCHAFRAN, BONITA WILSON,                  )
DOUGLAS BREGMAN, RONALD S. HAFT                    )
HERBERT HAFT, and                                  )
DART GROUP CORPORATION,                            )
                                                   )
                                  Defendants.      )


                               VERIFIED PETITION

         For their petition, petitioners, by their attorneys, Ashby & Geddes and Hogan & Hartson, allege on knowledge as to themselves and their own acts and on information and belief as to all other matters, as follows:

                            I.  NATURE OF THE ACTION

         1. This is an action brought by the petitioners, as record stockholders of respondent Dart Group Corporation ("Dart" or the "Company"), pursuant to 8 Del.C. Section 225 for a declaration that John L. Mason, Ellen V. Sigal and Michael Ryan (the "Independent Directors") were lawfully elected as directors of Dart and that the individual respondents were removed from their positions on the Board. Today the petitioners delivered written consents signed by the holders of a majority of the Company's stock entitled to vote to Dart's registered agent, The Corporation Trust Company. Those consents removed the individual respondents as members of the Board and replaced them with the Independent Directors. Although the individual respondents have recently taken action to entrench themselves in office by purporting to issue new shares of the Company's voting stock to a "voting trust" that is a creation of the Company, that stock issuance is invalid as a deliberate manipulation of the corporate machinery and a violation of 8 Del.C. Section 160(c).

         2. Based upon the individual respondents' inequitable actions to date, petitioners believe that the individual respondents will cause Dart to refuse to recognize the validity
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of the written consents or the removal of the individual respondents from office and will attempt to prevent the Independent Directors from exercising their lawful rights as directors of the Company.

                                II.  THE PARTIES

         3. Dart is a Delaware corporation, with its principal place of business at 3300 75th Avenue, Landover, Maryland. Dart is a publicly traded corporation, but the public stockholders hold only non-voting Class A Common shares. Dart's only voting stock is its Class B Common shares, which until the events described hereafter, were solely held by members of the Haft family, who founded the Company. As noted previously, Dart's registered agent for service of process in Delaware is The Corporation Trust Company ("CT"), 1209 Orange Street, Wilmington, Delaware 19801.

         4. The petitioners are the holders of record of either a majority, or all, of the Company's outstanding stock entitled to vote. The consents were also executed by Mary Z. Haft and New Frontier Investments L.L.C., which hold certain rights in certain of the shares the petitioners hold of record. A copy of the consents they executed and delivered are attached hereto as Exhibit A.

         5. The individual respondents were the members of Dart's Board until they were removed from office by the petitioners and replaced by the Independent Directors. Mr. Schafran, Ms. Wilson and Mr. Bergman were, until their replacement by the Independent Directors, operating as Dart's "Executive Committee" and thereby running its day to day affairs.

         6. The tenure of the Executive Committee members has been highly lucrative for them, but marked by huge losses for the stockholders. Although theoretically an outside director, Mr. Schafran has apparently been paid over $1 million during the past two years. The stockholders, however, have not fared as well. Although Dart was formerly a highly profitable enterprise, under the stewardship of the Executive Committee it lost approximately $74 million after tax last year, and on a pro forma basis, over $10 million for the first six months of 1995.

                                III.  BACKGROUND

         7. Until October 1995, all of the Company's Class B Common shares were held by members of the Haft family. As of September 1995, there were approximately 302,024 shares of Class B stock issued and outstanding. Robert Haft and Linda Haft each held of record 25,246 shares and Gloria Haft was the record owner of 54,484 shares. In addition, respondent Ronald S. Haft held of record 172,730 shares, which were subject to an irrevocable proxy





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held by Herbert Haft, plus an additional 25,246 shares for which no proxy was given. Ronald's right to ownership of the 172,730 shares is subject to a counterclaim by Herbert Haft pending in an action brought by Ronald Haft in this Court (C.A. No. 14425). In addition, Ronald held an option to acquire 197,048 Class B shares, which was subject to challenge in a derivative action brought in this Court entitled Kahn v. Haft, C.A. No. 13154 (the "Kahn" action).

         8. On Saturday, October 7, 1995, The Washington Post reported that Dart, Ronald Haft and the Kahn petitioners had reached an agreement to settle all litigation between Ronald and the Company, including the Kahn litigation. According to a Form 8-K filed by Dart with the Securities and Exchange Commission, on Sunday, October 8, 1995 that settlement was approved by the individual respondents, acting as Dart's directors, over the objection of Herbert Haft, and was purportedly put into effect even though as a settlement of derivative litigation it required prior approval by this Court.

         9. In reality, the settlement is a subterfuge in which the members of Dart's Executive Committee used Company funds to transfer control of Dart from the Class B stockholders to a "voting trust" controlled by the Company. The Executive Committee achieved this inequitable result by paying tens of million dollars of the stockholders' money to Ronald Haft in purported settlement of claims Dart had previously called "worthless." As part of this settlement, Ronald Haft was given $37.9 million in cash (it is disguised as a loan to Ronald, but a complex put/call arrangement on the stock held as collateral will ensure that Ronald will simply keep the money), another $11.6 million in escrow, and various real estate properties for which Dart paid over $50 million and releases from claims that Dart estimates are worth tens of millions of dollars. For his part, Ronald, agreed to resign as a director upon approval of the settlement, surrendered his positions with the Company and agreed to give up or modify certain comparatively minor rights he held. Far more importantly, in return for the cash and real estate given to him by the Company he allowed the Company to repurchase the 172,730 shares of Class B stock on which Herbert Haft held a proxy and agreed to serve as a nominal beneficiary of a voting trust that gives control of the Class B shares to the Company.

         10. The purpose of the repurchase was to prevent Herbert Haft from exercising his proxy on the shares by the simple expedient of turning them into treasury shares that are ineligible to vote under 8 Del.C. Section 160(c). Indeed, the respondents not only do not deny this fact, they actively celebrate it. According to The Washington Post, "through a complex series of transactions, ... the deal removes any claim Herbert would have to control
Dart....  Company sources said the move of the stock out of Ronald's Haft's hands and into the





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Company's removes Herbert Haft's ability to exercise his proxy over the shares." (The Washington Post, Saturday, October 7, 1995 at A1, "Legal Settlement Would Sever Hafts From Dart, Firm To Get Family's Controlling Stake"). The same point was made in a Form 8-K filed by Dart with the Securities and Exchange Commission dated October 6, 1995.

         11. The respondents were not content with removing those shares from the voting pool, however, because unless something more was done, Robert, Gloria and Linda Haft would have become the holders of a majority of the Company's voting stock. Since, according to The Washington Post, the purpose of the entire settlement was to "de-Haft Dart," (id.) -- a characterization Mr. Schafran also used in a meeting with Robert Haft -- such a result was untenable to the individual respondents. Thus, the next step of the agreement was to have Ronald exercise his previously challenged option on the 197,048 shares of Class B shares and thus place those shares into a voting trust together with the 25,206 Class B shares held by Ronald free of the proxy to Herbert Haft.
The option shares, if entitled to vote, would represent control of Dart under respondents' scheme. The "initial" voting trustees -- the new masters of Dart -- are respondent Schafran and plaintiffs' counsel in the Kahn action.

         12. The issuance of stock pursuant to the option and the subsequent "trust" arrangements were, very simply, a sham. This series of transactions has no economic substance, its sole purpose was to manipulate the holding of Dart stock to divest Gloria, Robert and Linda Haft of control. First, in order to effectuate this transaction, Dart arranged for Ronald Haft to pay the entire exercise price of the option with a $27.4 million note and $197,048 in cash. The cash was provided by $200,000 in cash given to Ronald as part of the settlement, while a put/call agreement guarantees the shares will be repurchased by Dart at some point after January 1997 at exactly the amount necessary to cancel the note. Moreover, while the note carries an 8% interest rate, the interest does not have to be paid on an ongoing basis and it is exactly offset by an 8% annual accretion to the put/call price. Thus, the settlement guarantees that not only will Ronald not have to repay the note, he will not even have to pay the interest.

         13. In other words, Ronald Haft has no meaningful economic or other interest in these shares and never will. The sole purpose of their issuance was to place them into the hands of a voting trust, one of whose initial two trustees is a respondent, in order to prevent Robert, Gloria and Linda Haft from exercising control over the Company. The sole source of funds for the transactions was Dart, and Dart itself has ultimately control over the shares by right of purchase.





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         14.     The voting trust is a shame as well.  It is a thinly veiled device to create the illusion that the option shares are controlled by a distinct entity -- the voting trust -- and not by Dart. But that veil is transparent. The "Voting Trust Agreement" itself demonstrates that the voting trust is a creature of Dart.

         15. First, the Agreement makes plain that Ronald Haft is, at best, a nominal beneficiary. According to the Agreement, "it is anticipated that the Voting Trustees will use their authority hereunder to serve the best interests of Dart and its shareholders as single class...."  The Trust Agreement goes on to require the voting trustees to vote, not in Ronald's best interest, but in the "best interest of Dart and all of its shareholders as a single class." Thus, not only does Ronald not have any economic stake in the stock, he is not even treated as the real beneficiary of the voting stock. Rather, the real, and intended, beneficiary of the trust is Dart.

         16. The Voting Trustees are also kept tied to Dart economically. For example, in paragraph 8, the Company, not Ronald Haft, agrees to pay non-"full time employees" of the Company $275 per hour for their services as voting trustees. Although plaintiffs' counsel has declined to accept such compensation for his services, this provision demonstrates the fundamental economics of the position -- voting trustees are being employed by the Company and those trustees who already are employed full time by Dart get no further pay.

         17. Nor is that the end of the matter. Paragraph 8 goes on to state that:

                 "Dart hereby acknowledges that the Voting Trustees are acting in that capacity at its request and agrees that the Voting Trustees are entitled to indemnification in accordance with Article Eleventh of Dart's Certificate of Incorporation and
                 Article VII of Dart's Bylaws."

         18. In other words, the voting trust is an arm of the Company designed to operate in "the best interest" of Dart, and the option shares, as issued by the "trust" were, and remain, treasury shares, owned by the Company, not entitled to vote under 8 Del.C. Section 160(c). Indeed, that these are really treasury shares was highlighted by The Washington Post article -- an article that was clearly based on extensive background information provided by the respondents' advisors -- which flatly states that "[t]he agreement will put Ronald Haft's controlling stake of the Company into Dart's treasury, where it will be monitored by an independent trust."





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         19.     In short, in a transaction taken without this Court's prior approval as required by Chancery Court Rule 23.1, and in derogation of the rights of the persons controlling a majority of the Company's voting stock, the respondents, who challenged Ronald Haft's right to the option on the Class B shares, have paid Ronald tens of millions of dollars in order to use the option shares as a device to divest completely Gloria, Robert and Linda Haft of control of the Company. Ronald, the purported wrongdoer, was paid a huge premium from the Company treasury so the Company could attempt to take control of itself, while Gloria, Robert and Linda Haft, who were not involved in the control struggle, have had their legitimate rights as controlling stockholders stripped from them.

         20. The stock issuance to the trust consequently was (1) a violation of this Court's rules; (2) a breach of the fiduciary duty owed by the respondents to the Company's voting stockholders; (2) an inequitable manipulation of the corporate machinery that entrenches respondents in office; and (3) a violation of 8 Del.C. Section 160(c) and the principles behind it, which preclude any Delaware corporation from exercising voting control over itself. As The Washington Post stated, under this agreement the "firm" does indeed "get family's controlling stake." But Delaware law does not allow "firms" to seize controlling stakes for themselves, although that is what has been attempted here. Indeed, if this blatant attempt to seize control from the stockholders and give it to an insulated and lavishly compensated group of directors is allowed to stand, any public company, faced with a threat to the directors' control, could create a similar "voting trust" arrangement designed to remove the stockholders' ability to control the Company's destiny.

                               IV.  THE CONSENTS

         21. Upon confirming the respondents' actions, Linda, Gloria and Robert Haft together with New Frontier Investments L.L.C. and Mary Z. Haft, executed written consents removing the respondents as Dart's directors and replacing them with the Independent Directors. The 104,976 shares they voted represented 80.6% of the 130,222 shares of Class B Common outstanding and entitled to vote (or 100%, if Ronald Haft's 25,246 shares held by the trust are also disenfranchised by Section 160(c)). The Independent Directors, who are persons of substance and integrity, are committed to (1) restoring financial and business stability to Dart and (2) to ending the various counterproductive conflicts for control that have befallen Dart by considering, after due investigation, and subject in all respects to their fiduciary duties, multiple options to maximize value for the stockholders, including but not limited to a sale of some or all of the assets of the Company and a distribution of the proceeds to the stockholders. Petitioners believe that steps are called for and intend to support the





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independent Directors in their efforts to implement such a program.

         WHEREFORE, based on the consents that were submitted and the ineligibility to vote the option shares held in "trust," petitioners respectfully request that the Court enter an order pursuant to 8 Del.C. Section 225:

                 a. Declaring that the individual respondents were validly removed from office as Dart directors and that the Independent Directors were validly elected as directors of Dart;

                 b. Temporarily, preliminarily and permanently enjoining the individual respondents from acting or purporting to act as directors of the Company;

                 c. Temporarily, preliminarily and permanently enjoining Dart from recognizing or purporting to recognize the individual respondents as directors of the Company;

                 d. Temporarily, preliminarily and permanently enjoining Dart from refusing to recognize the Independent Directors as lawful members of the Board;

                 e. Awarding petitioners their costs and expenses, including attorneys' fees, incurred in this action; and

                 f. Granting such other and further relief as may be just and appropriate.



                                ASHBY & GEDDES



                                /s/ LAWRENCE C. ASHBY
                                ------------------------------
                                Lawrence C. Ashby
                                Stephen E. Jenkins
                                John S. Grimm
                                One Rodney Square
                                P.O. Box 1150
                                Wilmington, DE  19899
                                (302) 654-1888

                                Attorneys for the petitioners,
                                Robert M. Haft, Gloria G. Haft
                                and Linda G. Haft





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OF COUNSEL:
Joseph M. Hassett
David J. Hensler
HOGAN & HARTSON LLP
555 Thirteenth Street, N.W.
Washington, DC  20004
(202) 637-5600

Dated:  October 17, 1995





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                                                   )
DISTRICT OF COLUMBIA                               ) ss.
                                                   )


                 Robert M. Haft, being duly sworn, deposes and says that he resides in the District of Columbia; has read the foregoing petition and, to the best of his knowledge, believes the allegations thereof to be true and correct.


                                                   /s/ ROBERT M. HAFT
                                                   ----------------------------
                                                   Robert M. Haft



Sworn to and subscribed before me
this 17th day of October, 1995.



/s/ BESSIE O. HOUCK
-------------------------
Notary Public





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